SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                             Fidelity Bancorp, Inc.
                                FB Capital Trust
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             (Exact name of registrant as specified in its charter)

                Pennsylvania                             25-1705405
                  Delaware                               Applied For
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(State of incorporation or organization)       (IRS Employer Identification No.)


 1009 Perry Highway
 Pittsburgh, Pennsylvania                                   15237
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(Address of principal executive offices)                  (Zip Code)

If this Form relates to the registration of a  If this  Form  relates  to the registration of a
class of debt securities and is effective      class  of debt securities  and  is to  become
upon filing pursuant to General Instruction    effective  simultaneously  with the
A(c)(1) please check the following  box.       effectiveness  of a concurrent  registration
|_|                                            statement under the Securities Act of 1933
                                               pursuant to General Instruction A(c)(2)
                                               please check the following box.  |_|

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

        Securities to be registered pursuant to Section 12(g) of the Act:

                ______% Preferred Securities of FB Capital Trust

         _____% Junior Subordinated Debentures of Fidelity Bancorp, Inc.

      Guarantee of Fidelity Bancorp, Inc. of certain obligations under the
                              Preferred Securities
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                                (Title of class)


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Item 1. Description of Registrant's Securities to be Registered

      A description of the Securities to be registered hereby is set forth in a prospectus (the "424(b) Prospectus") to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, included as a part of that certain registration statement (the "Registration Statement") of FB Capital Trust and Fidelity Bancorp, Inc., as amended, Registration No. 333-24509-01. The Registration Statement is hereby incorporated herein by reference thereto. The 424(b) Prospectus shall, upon filing, be deemed to be incorporated by reference herein.

Item 2. Exhibits

      1     Form of Amendment and Restated Trust Agreement *
      2.    Form of Junior Subordinated Indenture *
      3.    Form of Guarantee *

* Each such document is hereby incorporated herein by reference to the form thereof included as exhibits 4.4 (Amended and Restated Trust Agreement), 4.1 (Junior Subordinated Indenture) and 4.6 (Guarantee) to the registration statement of Fidelity Bancorp, Inc. and FB Capital Trust under the Securities Act of 1933, as amended, registration no. 333-24509-01.



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                                   SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                      FIDELITY BANCORP, INC.

Date: April 7, 1997   By /s/ William L. Windisch
                         -------------------------------------------------------
                      William L. Windisch, President and Chief Executive Officer
                      (Duly authorized representative)

                      FB CAPITAL TRUST

Date:  April 7, 1997  By /s/ William L. Windisch
                      ----------------------------------------------------------
                      William L. Windisch, Administrator
                      (Duly authorized representative)